AMENDMENT NO. 5
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TOUCHSTONE ADVISORS, INC. AND TOUCHSTONE VARIABLE SERIES TRUST


     This Amendment No. 5 to Investment Advisory Agreement is dated as of ____________ ___, 2003 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1999, as amended, made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Touchstone Variable Series Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

     WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

     WHEREAS, the parties have agreed to reduce the rate of the investment advisory fee to be paid by the Money Market Fund;

     WHEREAS, the Trust's Board of Trustees has approved the addition of the Touchstone Baron Small Cap Fund;

     NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of ___________, 2003, to read as set forth in Exhibit A to this Amendment,

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                        TOUCHSTONE VARIABLE SERIES TRUST

                                        By: /s/ Patrick T. Bannigan
                                            -------------------------------
                                            Patrick T. Bannigan, President


                                        TOUCHSTONE ADVISORS, INC.

                                        By:
                                            -------------------------------
                                            Patricia Wilson, Chief Compliance
                                            Officer

                                                 Exhibit A to Amendment No. 5 to
                                                   Investment Advisory Agreement

                                   SCHEDULE 1

Touchstone Emerging Growth Fund         0.80%

Touchstone International Equity Fund    0.95%  on  the  first  $100  million  of
                                        average  daily net assets;  0.90% on the
                                        next $100  million of average  daily net
                                        assets;  0.85% on the next $100  million
                                        of average  daily net assets;  and 0.80%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Growth & Income Fund         0.80%  on  the  first  $150  million  of
                                        average daily net assets and 0.75% on such assets in excess of $150 million

Touchstone Balanced Fund                0.80%  on  the  first  $100  million  of
Touchstone Small Cap Value Fund         average  daily net assets;  0.75% on the
                                        next $100  million of average  daily net
                                        assets;  0.70% on the next $100  million
                                        of average  daily net assets;  and 0.65%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Bond Fund                    0.55%  on  the  first  $100  million  of
                                        average  daily net assets;  0.50% on the
                                        next $100  million of average  daily net
                                        assets;  0.45% on the next $100  million
                                        of average  daily net assets;  and 0.40%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Value Plus Fund              0.75%  on  the  first  $100  million  of
Touchstone Large Cap Growth Fund        average  daily net assets;  0.70% on the
                                        next $100  million of average  daily net
                                        assets;  0.65% on the next $100  million
                                        of average  daily net assets;  and 0.60%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Standby Income Fund          0.25%  on  the  first  $100  million  of
                                        average  daily net assets;  0.20% on the
                                        next $100  million of average  daily net
                                        assets;  0.15% on the next $100  million
                                        of average  daily net assets;  and 0.10%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone High Yield Fund              0.50%  on  the  first  $100  million  of
                                        average  daily net assets;  0.45% on the
                                        next $100  million of average  daily net
                                        assets;  0.40% on the next $100  million
                                        of average  daily net assets;  and 0.35%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Money Market Fund            0.18% of average daily net assets.

Touchstone Enhanced 30 Fund             0.65%  on  the  first  $100  million  of
                                        average  daily net assets;  0.60% on the
                                        next $100  million of average  daily net
                                        assets;  0.55% on the next $100  million
                                        of average  daily net assets;  and 0.50%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Growth/Value Fund            1.00%  on  the  first  $100  million  of
                                        average  daily net assets;  0.95% on the
                                        next $100  million of average  daily net
                                        assets;  0.90% on the next $100  million
                                        of average  daily net assets;  and 0.85%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Baron Small Cap Fund         1.05% of average daily net assets.